EXHIBIT 10.8.1



Schedule of Omitted Documents in the Form of Exhibit 10.8, Including Material Detail in Which Such Documents Differ From Exhibit 10.8

1. Stock Option Agreement, dated as of August 24, 1999, between the Registrant and Joseph Berland.

2. Stock Option Agreement, dated as of August 24, 1999, between the Registrant and Richard J. Rosenstock.

3. Stock Option Agreement, dated as of August 24, 1999, between the Registrant and Mark Zeitchick.

4. Stock Option Agreement, dated as of August 24, 1999, between the Registrant and Vincent Mangone.

5. Stock Option Agreement, dated as of August 24, 1999, between the Registrant and David Thalheim.

         The form of the documents listed above does not differ in material detail from the form of Exhibit 10.8 except with respect to the vesting schedule of the options, the expiration date and exercise price. Options for Messrs. Berland and Rosenstock vest as follows: 22,377 vest on each of August 24, 1999, 2000, 2001, and 2002 and 10,492 vest on August 24, 2003. The options expire on August 23, 2004 and have an exercise price of $4.46875 per share. Options for Messrs. Zeitchick, Mangone and Thalheim vest as follows: 24,615 vest on each of August 24, 1999, 2000, 2001 and 2002 and 1,540 vest on August 24, 2003. The options expire on August 23, 2009 and have an exercise price $4.0625 per share.